Exhibit 10.1

                                 PROMISSORY NOTE



$24,094.29
                                                          Date: December 20.2001



         For value received, the undersigned Medstretch Inc. (the "Borrower"), at 4920A Yonge St., Toronto, ON, Canada, M2N 5N5 promises to pay to the order of ZDG Investments Ltd., (the "Lender"), at 141 Adelaide St. West #1004, Toronto, Ontario M5H 3L5, (or at such other place as the Lender may designate in writing) the sum of $24,094.29 with interest from January 2,2002, on the unpaid principal at the rate of 8.00% per annum.

         The unpaid principal and accrued interest shall be payable in full on December 31, 2002 (the "Due Date").

         All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

         If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the tender.

         The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

         If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

         If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

         1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

         2)  the death of the Borrower or Lender;

         3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

         4)  the application for the appointment of a receiver for the Borrower,

         5) the making of a general assignment for the benefit of the Borrower's creditors;

         6)  the insolvency of the Borrower

         7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

         If any one or more of the provisions of this Note are Determined to be unenforceable, in whole or in part for any reason, the remaining provisions shall remain fully operative.

         All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

         No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option


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         This Note shall be construed in  accordance  with the laws of the State of Nevada.

         Signed this 20th day of December, 2001, at Toronto, ON, Canada.


Borrower:

Medstretch Inc.


By: /S/ Dr. Kim Partridge
    -----------------------
        Dr. Kim Partridge